Exhibit 99.1

Sonus Networks Reports 2005 Third Quarter Financial Results; Year-to-Date Growth
 Fueled By Wireless Demand and Recent Success in Europe; Strong Cash Flow from
     Operations, Ending Quarter with $324.9 Million in Cash and Investments

     CHELMSFORD, Mass.--(BUSINESS WIRE)--Nov. 8, 2005--Sonus Networks, Inc. (Nasdaq: SONS), a leading supplier of service provider voice over IP (VoIP) infrastructure solutions, today reported its financial results for the third quarter ended September 30, 2005.
     Revenues for the third quarter of fiscal 2005 were $45.7 million compared with $58.1 million in the second quarter of fiscal 2005 and $46.8 million for the third quarter of fiscal 2004. Net loss for the third quarter of fiscal 2005 was $2.7 million or $0.01 per diluted share compared with net income of $9.7 million or $0.04 per diluted share for the second quarter of fiscal 2005, and compared with net income of $10.3 million or $0.04 per diluted share for the third quarter of fiscal 2004.
     Revenues for the first nine months of fiscal 2005 were $137.4 million compared with $125.7 million in the same period last year. Net income for the first nine months of fiscal 2005 was $3.3 million or $0.01 per diluted share compared with net income for the first nine months of fiscal 2004 of $18.2 million or $0.07 per diluted share.
     Third quarter revenue and earnings per share were lowered by $4.7 million and approximately 2 cents per diluted share respectively, as a consequence of the accounting treatment required for the renegotiation of certain customers' bundled maintenance and support arrangements in the quarter. This revenue will be recognized in subsequent periods as service revenue.
     "While our reported financial results were lowered by the deferral of revenue related to two of our Tier 1 customers based on our accounting policies, our business in the third quarter expanded in several important ways," said Hassan Ahmed, chairman and CEO, Sonus Networks. "Our global leadership in the VoIP market resulted in the continued solid demand for Sonus' IP voice solutions from network operators around the world. We extended our wireless business in the U.S. and Japan, announced our first IMS-based consumer voice service in the U.S., achieved strong order activity in Europe, and delivered significant cash flow from operations."
     In the third quarter, Sonus continued to broaden its customer base with the addition of several new customers and expansions of existing deployments. In September at this year's Fall Voice on the Net (VON) Conference, Sonus announced that Internet Service Provider (ISP) EarthLink selected Sonus Networks as the framework for its complete suite of consumer voice services. EarthLink is deploying key components in the Sonus Networks IP Multi-media Subsystem
(IMS)-ready architecture, including the ASX(TM) Access Server, PSX(TM) Call Routing Server, and the Sonus Insight(TM) Management System. With the Sonus ISP solution, service providers like EarthLink are able simultaneously to deliver high quality telephony service and enriched communication applications.
     Sonus and AOL announced the rollout of AOL's TotalTalk(TM), the first IMS-based consumer voice product to launch in the U.S. The two companies, which announced the first phase of their deployment in March 2005, announced that they are working together to deliver the next generation of enhanced consumer voice services that integrate voice, instant messaging and multi-media, as well as solutions that incorporate services based on VoIP/mobile integration.
     Intrado, a leader in VoIP E9-1-1 solutions, also deployed Sonus solutions in the third quarter. Intrado is expanding its network coverage to support its VoIP service provider customers in meeting the functional requirements of the recent Federal Communications Commission ruling, which mandates E9-1-1 capabilities for VoIP service offerings. Intrado is leveraging a full suite of Sonus products to support the delivery of VoIP E9-1-1 calls using the Intrado(R) V9-1-1 Mobility Service, offering carriers both the security and point of demarcation functionality critical to delivering emergency services.
     Sonus also announced three additional service providers as new Sonus customers in the third quarter: RANGER Wireless, which offers a patented 611 roaming service that enables wireless operators to route roaming calls back to home calling centers; ANI Networks, Inc., which offers wholesale long distance voice service for facilities and non-facilities based communications providers; and Vistula Communications Services, Inc., which provides hosted and managed VoIP services to carriers, service providers and transit network operators throughout the world.
     In the third quarter, Sonus, which announced the unveiling of its IMS architecture in June 2005, was honored with a 2005 Frost & Sullivan Award for Technology Innovation in recognition of its achievements in building the industry's most advanced IMS solutions. The award is presented to the company that has demonstrated technological superiority within its industry, reflecting Sonus' early focus on building and deploying carrier-class distributed architectures that enable network operators to leverage new efficiencies and to provide a solid framework for the delivery of innovative new subscriber-centric services.
     Further reinforcing Sonus technology leadership, at Fall VON Sonus demonstrated a variety of services that leverage the Company's award-winning IMS platform, such as its pre-WiMAX wireless Voice over Broadband solution. Using Motorola's Canopy(TM) wireless broadband system with Sonus' wireless VoBB architecture, service providers are able to architect a carrier class network that meets the growing demand for wireless broadband services.
     In tandem with Belkin Corporation, Sonus showcased a new ring tone service that leverages the seamless interoperability between the Sonus-branded line of Belkin's VoIP broadband phone adapters and Sonus' industry leading ASX(TM) Access Server. Sonus uses Session Initiation Protocol (SIP) to communicate with solutions from other market-leading vendors and has built one of the largest interoperability programs in the industry.
     "This is an exciting juncture in the evolution of the telecommunications industry. Service providers globally are focused on deploying innovative network architectures that not only deliver cost-efficiencies, but also change the way consumers communicate. This is the industry dynamic that Sonus' solutions were designed to address. As a pioneer and industry leader, Sonus is well positioned to capitalize on the momentum in the market and continue to expand its business," concluded Ahmed.

     About Sonus Networks

     Sonus Networks, Inc. is a leading provider of voice over IP (VoIP) infrastructure solutions for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus' voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Chelmsford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

     This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the "Risk Factors" section of Sonus' Annual Report on Form 10-K, dated March 15, 2005, and the "Cautionary Statements" section of Sonus' Quarterly Report on Form 10-Q, dated August 8, 2005, both filed with the SEC, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. Risk factors include among others: the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks associated with our international expansion and growth; consolidation in the telecommunications industry; and potential costs resulting from pending securities litigation against the company. Any forward-looking statements represent Sonus' views only as of today and should not be relied upon as representing Sonus' views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so.

     Sonus is a registered trademark of Sonus Networks, Inc. The Sonus PSX Call Routing Server, ASX Call Management Server and the Sonus Insight Management System are all trademarks of Sonus Networks. All other company and product names may be trademarks of the respective companies with which they are associated.


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                        Three      Three      Three
                                        Months     Months     Months
                                        Ended      Ended      Ended
                                      September    June     September
                                         30,        30,        30,
                                        2005       2005       2004
                                      ---------- ---------- ----------
Revenues:
   Product                              $29,107    $41,339    $36,064
   Service                               16,550     16,754     10,698
                                      ---------- ---------- ----------
     Total revenues                      45,657     58,093     46,762
                                      ---------- ---------- ----------
Cost of revenues:
   Product                               17,410     15,404      6,296
   Service                                6,073      5,651      4,173
                                      ---------- ---------- ----------
     Total cost of revenues              23,483     21,055     10,469
                                      ---------- ---------- ----------
Gross profit                             22,174     37,038     36,293
                                      ---------- ---------- ----------
Gross profit %:
   Product                                 40.2%      62.7%      82.5%
   Service                                 63.3%      66.3%      61.0%
     Total gross profit                    48.6%      63.8%      77.6%
Operating expenses:
   Research and development              11,787     11,098      8,975
   Sales and marketing                   10,834     11,504     10,539
   General and administrative             5,455      6,477      6,638
   Stock-based compensation                  11          4         91
   Amortization of purchased
    intangible assets                         -          -        601
                                      ---------- ---------- ----------

     Total operating expenses            28,087     29,083     26,844
                                      ---------- ---------- ----------

(Loss) income from operations            (5,913)     7,955      9,449
                                      ---------- ---------- ----------
Interest expense                           (121)      (121)      (117)
Interest income                           2,690      2,222      1,150
                                      ---------- ---------- ----------

(Loss) income before income taxes        (3,344)    10,056     10,482
(Benefit) provision for income taxes       (640)       311        214
                                      ---------- ---------- ----------
Net (loss) income                       $(2,704)    $9,745    $10,268
                                      ========== ========== ==========
Net (loss) income per share:
          Basic                          $(0.01)     $0.04      $0.04
          Diluted                        $(0.01)     $0.04      $0.04

Weighted average shares outstanding:
          Basic                         248,801    248,249    246,198
          Diluted                       248,801    250,651    251,707


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                                          Nine Months    Nine Months
                                             Ended          Ended
                                         September 30,  September 30,
                                              2005           2004
                                         -------------- --------------
Revenues:
   Product                                     $92,904        $92,896
   Service                                      44,456         32,759
                                         -------------- --------------
     Total revenues                            137,360        125,655
                                         -------------- --------------
Cost of revenues:
   Product                                      39,657         24,151
   Service                                      16,993         12,659
                                         -------------- --------------
     Total cost of revenues                     56,650         36,810
                                         -------------- --------------
Gross profit                                    80,710         88,845
                                         -------------- --------------
Gross profit %:
   Product                                        57.3%          74.0%
   Service                                        61.8%          61.4%
     Total gross profit                           58.8%          70.7%
Operating expenses:
   Research and development                     33,902         26,826
   Sales and marketing                          31,365         26,034
   General and administrative                   18,732         17,210
   Stock-based compensation                         15            606
   Amortization of purchased intangible
    assets                                           -          1,801
                                         -------------- --------------

     Total operating expenses                   84,014         72,477
                                         -------------- --------------

(Loss) income from operations                   (3,304)        16,368
                                         -------------- --------------
Interest expense                                  (370)          (360)
Interest income                                  6,787          2,806
                                         -------------- --------------

Income before income taxes                       3,113         18,814
(Benefit) provision for income taxes              (233)           598
                                         -------------- --------------
Net income                                      $3,346        $18,216
                                         ============== ==============
Net income per share:
          Basic                                  $0.01          $0.07
          Diluted                                $0.01          $0.07

Weighted average shares outstanding:
          Basic                                248,312        245,394
          Diluted                              253,221        252,776


                         SONUS NETWORKS, INC.
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                            (Unaudited)
                  Assets
Current assets:
     Cash and cash equivalents                 $134,789      $121,931
     Marketable debt securities                 182,735       170,145
     Accounts receivable, net                    42,690        32,486
     Inventory, net                              30,288        28,346
     Other current assets                        12,637        10,891
                                           ------------- -------------
         Total current assets                   403,139       363,799
Property and equipment, net                      14,894         8,217
Long-term investments                             7,363        21,029
Other assets                                        720           783
                                           ------------- -------------

                                               $426,116      $393,828
                                           ============= =============

   Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                           $12,697        $8,654
     Accrued expenses                            14,489        18,240
     Accrued restructuring expenses                 193           186
     Current portion of deferred revenue         80,968        65,105
     Convertible subordinated note               10,000             -
     Current portion of long-term
      liabilities                                    45            30
                                           ------------- -------------
          Total current liabilities             118,392        92,215
Long-term deferred revenue, less current
 portion                                         32,392        25,960
Long-term liabilities, less current portion         538           613
Convertible subordinated note                         -        10,000
                                           ------------- -------------
          Total liabilities                     151,322       128,788
                                           ------------- -------------
Commitments and contingencies
Stockholders' equity:
     Common stock                                   252           250
     Additional paid-in capital               1,055,548     1,049,142
     Accumulated deficit                       (780,739)     (784,085)
     Treasury stock                                (267)         (267)
                                           ------------- -------------
          Total stockholders' equity            274,794       265,040
                                           ------------- -------------

                                               $426,116      $393,828
                                           ============= =============


                         SONUS NETWORKS, INC.
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)

                                           Three     Three    Three
                                           Months    Months   Months
                                           Ended     Ended    Ended
                                         September   June    September
                                            30,       30,       30,
                                           2005      2005      2004
                                         --------- --------- ---------
Cash flows from operating activities:
   Net (loss) income                      $(2,704)   $9,745   $10,268
Adjustments to reconcile net (loss)
 income to net cash provided by
 (used in) operating activities:
   Depreciation                             2,154     1,626     1,276
   Tax benefit from stock options
    exercised                                (225)      225         -
   Stock-based compensation                    11         4        91
   Amortization of purchased intangible
    assets                                      -         -       601
Changes in current assets and
 liabilities:
   Accounts receivable                     19,372   (34,431)   (3,492)
   Inventory                                  258       710    (7,365)
   Other current assets                       (26)     (367)    1,698
   Accounts payable                           715     1,994     2,473
   Accrued expenses and restructuring
    expenses                               (3,374)      314    (3,950)
   Deferred revenue                        (1,501)   22,848    (5,017)
                                         --------- --------- ---------
Net cash provided by (used in) operating
 activities                                14,680     2,668    (3,417)
                                         --------- --------- ---------

Cash flows from investing activities:
Purchases of property and equipment        (3,898)   (3,070)   (2,015)
Maturities (purchases) of marketable
 securities, net                            1,016    (2,917)   (5,649)
Increase in restricted cash                  (591)        -         -
Other assets                                  102        42       102
                                         --------- --------- ---------
Net cash used in investing activities      (3,371)   (5,945)   (7,562)
                                         --------- --------- ---------

Cash flows from financing activities:
Sales of common stock in connection with
 employee stock purchase plan               2,203         -       925
Proceeds from exercise of stock options       996       461       704
Payments of long-term liabilities             (10)       (8)      (40)
                                         --------- --------- ---------
Net cash provided by financing activities   3,189       453     1,589
                                         --------- --------- ---------

Net increase (decrease) in cash and cash
 equivalents                               14,498    (2,824)   (9,390)
                                         --------- --------- ---------
Cash and cash equivalents, beginning of
 period                                   120,291   123,115   126,235
                                         --------- --------- ---------
Cash and cash equivalents, end of period $134,789  $120,291  $116,845
                                         ========= ========= =========


     CONTACT: Sonus Networks, Inc.
              Investor Relations:
              Jocelyn Philbrook, 978-614-8672
              jphilbrook@sonusnet.com
              or
              Media Relations:
              Sarah McAuley, 212-699-1836
              smcauley@sonusnet.com